                            ASSET PURCHASE AGREEMENT                   EXHIBIT 2



                                    BETWEEN



                            R.O.I. CONSULTING, INC.


                                      AND


                       POWERCERV TECHNOLOGIES CORPORATION



                                 MARCH 30, 1999

                               TABLE OF CONTENTS


                                                                                            Page
         1.       DEFINITIONS................................................................-1-

         2.       BASIC TRANSACTION..........................................................-5-
                  (a)      Purchase and Sale of Assets.......................................-5-
                  (b)      Assumption of Liabilities.........................................-5-
                  (c)      Allocation of Expenses............................................-5-
                  (d)      Purchase Price....................................................-6-
                  (e)      The Closing.......................................................-6-
                  (f)      Deliveries at the Closing.........................................-7-
                  (g)      Allocation........................................................-7-
                  (h)      Assets and Accounts Receivable Valuation..........................-7-

         3.       REPRESENTATIONS AND WARRANTIES OF THE SELLER...............................-8-
                  (a)      Organization of the Seller........................................-8-
                  (b)      Authorization of Transaction......................................-8-
                  (c)      Noncontravention..................................................-8-
                  (d)      Income Statement..................................................-9-
                  (e)      Brokers' Fees.....................................................-9-
                  (f)      Title to Tangible Assets..........................................-9-
                  (g)      Employees.........................................................-9-
                  (h)      Significant Customers.............................................-9-
                  (i)      Licenses and Permits..............................................-9-
                  (j)      Legal Compliance..................................................-9-
                  (k)      Powers of Attorney...............................................-10-
                  (l)      Employee Benefits................................................-10-
                  (m)      Insurance........................................................-11-
                  (n)      Contracts........................................................-11-
                  (o)      Intellectual Property............................................-11-
                  (p)      Taxes............................................................-11-
                  (q)      Litigation.......................................................-12-
                  (r)      Environmental Matters............................................-12-
                  (s)      Notes............................................................-12-
                  (t)      Accounts Receivable..............................................-13-

         4.       REPRESENTATIONS AND WARRANTIES OF THE BUYER...............................-13-
                  (a)      Organization of the Buyer........................................-13-
                  (b)      Authorization of Transaction.....................................-13-
                  (c)      Noncontravention.................................................-13-
                  (d)      Brokers' Fees....................................................-13-
                  (e)      Title to PCRV Shares.............................................-13-
                  (f)      Financing........................................................-14-


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

                  (g)      Litigation.......................................................-14-

         5.       COVENANTS.................................................................-14-
                  (a)      General..........................................................-14-
                  (b)      Notices and Consents.............................................-14-
                  (c)      Leased Employees, Office Locations...............................-14-
                  (d)      Operation of Business............................................-14-
                  (e)      Full Access......................................................-14-
                  (f)      Closing Date Income Statement....................................-15-
                  (g)      Tax Returns......................................................-15-
                  (i)      Employees........................................................-15-
                  (j)      Reciprocal No Hire Clause........................................-16-
                  (k)      Cooperation......................................................-16-
                           Books and Records................................................-16-

         6.       CONDITIONS TO OBLIGATION TO CLOSE.........................................-16-
                  (a)      Conditions to Obligation of the Buyer............................-16-
                  (b)      Conditions to Obligation of the Seller...........................-17-

         7.       REMEDIES FOR BREACHES OF THIS AGREEMENT...................................-18-
                  (a)      Survival of Representations and Warranties.......................-18-
                  (b)      Indemnification Provisions for Benefit of the Buyer..............-19-
                  (c)      Indemnification Provisions for Benefit of the Seller.............-20-
                  (d)      Matters Involving Third Parties..................................-20-
                  (e)      Determination of Adverse Consequences............................-21-
                  (f)      Other Indemnification Provisions.................................-21-
                  (g)      Offset...........................................................-21-

         8.       TERMINATION...............................................................-22-
                  (a)      Termination of Agreement.........................................-22-
                  (b)      Effect of Termination............................................-22-

         9.       MISCELLANEOUS.............................................................-22-
                  (a)      Press Releases and Public Announcements..........................-22-
                  (b)      No Third-Party Beneficiaries.....................................-22-
                  (c)      Entire Agreement.................................................-23-
                  (d)      Succession and Assignment........................................-23-
                  (e)      Counterparts.....................................................-23-
                  (f)      Headings.........................................................-23-
                  (g)      Notices..........................................................-23-
                  (h)      Specific Performance.............................................-24-
                  (i)      Governing Law....................................................-24-
                  (j)      Amendments and Waivers...........................................-24-
                  (k)      Severability.....................................................-24-



                                                                                            Page

                  (l)      Expenses.........................................................-25-
                  (m)      Construction.....................................................-25-
                  (n)      Incorporation of Exhibits and Schedules..........................-25-
                  (o)      Employee Benefits Matters........................................-25-

Exhibit A -   Net Asset/AR Note
Exhibit A-1 - Senior Note
Exhibit B -   Subordinated Note
Exhibit C -   Termination Agreement
Exhibit D -   License Agreement
Exhibit E -   OEM Agreement
Exhibit F -   Security Agreement
Schedule 1.1 - Assets of the Business
Schedule 1.2 - Liabilities of the Business/Contract Commitments
Schedule 3(d) - Accounting Procedures
Schedule 3(d)-1 - Income Statement
Schedule 3(f) - Permitted Encumbrances
Schedule 3(g)-1 - Employment Law Exceptions
Schedule 3(h) - Top Twenty Customers
Schedule 3(o) - Intellectual Property
Schedule 3(p) - Tax Exceptions
Schedule 3(q) - Schedule of Seller Litigation
Schedule 3(t) - List of Accounts Receivable
Schedule 4(g) - Schedule of Buyer Litigation

                            ASSET PURCHASE AGREEMENT

         This Agreement ("Agreement") entered into on March 30, 1999, by and between R.O.I. CONSULTING, INC., a Florida corporation (the "Buyer") and Powercerv Technologies Corporation, a Florida corporation (the "Seller"). The Buyer and the Seller are referred to collectively herein as the "Parties."

         This Agreement contemplates a transaction in which the Buyer will purchase the listed assets (and assume the listed liabilities) used in the Seller's general consulting group (known as the Technologies Services Group or "TSG") and general education group, all as further described in this Agreement and related schedules (referred to collectively as the "Business") in return for cash, Notes and the PCRV Shares (all as defined below).

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

         1.       DEFINITIONS.


                  "Accounting Procedures" has the meaning set forth in ss. 3(d) hereof.

                  "Accounts Receivable" means all accounts receivable and accrued revenues of the Business except those accounts receivable due from Integroup, Inc. and HSB Reliability Technologies, Inc.

                  "Acquired Assets" means all of the right, title, and interest that the Seller possesses and has the right to transfer in and to the assets of the Business as specifically listed on Schedule 1.1 hereof, which includes customer contracts, Accounts Receivable, furniture and fixtures, leases, computers, phone systems and prepaid assets, and all other assets of the Business provided however, the "Acquired Assets" will not include the Excluded Assets.

                  "Administrative Services Agreement" has the meaning set forth in ss.6(a)(vi).

                  "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

                  "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

                  "Affiliated Group" means any affiliated group within the meaning of Code Sec.

1504(a) or any similar group defined under a similar provision of state, local, or foreign law.

                  "Assumed Liabilities" means only the liabilities and obligations of the Business, as specifically listed on Schedule 1.2 hereof, including but not limited to all liabilities and obligations of the Seller under the agreements, contracts, leases, licenses (provided such contracts are not in material default.)

                  "Buyer" has the meaning set forth in the preface above.

                  "Change of Control" means (i) any sale, transfer or other conveyance, whether direct or indirect, of a majority of the fair market value of the assets of the Buyer or any parent company of Buyer, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transactions, any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act, whether or not applicable), other than as an Excluded Person or Excluded Group, is or becomes the "beneficial owner" (as such term is used in Rule 13(d)-3 promulgated pursuant to the Securities Exchange Act), directly or indirectly, of more than 50% of the equity of the transferee, (ii) any person or "group" (as such terms are used for purposes of Section 13(d) and 14(d) of the Securities Exchange Act, whether or not applicable), other than an Excluded Person or Excluded Group, is or becomes the "beneficial owner" (as such term is used in Rule 13(d)-3 promulgated pursuant to the Securities Exchange Act), directly or indirectly, of more than 50% of the equity of the Buyer or any parent company of the Buyer then outstanding normally entitled to vote in elections of directors, or (iii) during any period following the Closing Date, individuals who on the Closing Date constituted the Board of Directors of the Buyer or any parent company of Buyer, cease for any reason to constitute at least a majority of the Board of Directors of Buyer or any parent company of Buyer.

                  "Closing" has the meaning set forth in ss.2(e) below.

                  "Closing Date" has the meaning set forth in ss.2(e) below.

                  "Closing Date Income Statement" has the meaning set forth in ss.5(f).

                  "Confidential Information" means any information concerning the businesses and affairs of the Business that is not already generally available to the public.

                  "Contracts" has the meaning set forth in ss.3(n).

                  "Customer Contracts" has the meaning set forth in ss.3(n).

                  "Effective Time" has the meaning set forth in ss.2(e) hereof.

                  "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multi-employer Plan), or (d) Employee Welfare Benefit Plan.

                  "Employee Pension Benefit Plan" has the meaning set forth in ERISA Sec. 3(2).

                  "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Sec. 3(1).

                  "Employees" has the meaning set forth in ss.5(i).

                  "Employees' Noncompetition Agreements" means any agreements that exist between the Employees and Seller, which contains a non-compete provision, confidentiality provision and inventions assignment provision among other terms and conditions.

                  "Encumbrances" means any material security interest, mortgage, pledge, lien, charge, adverse claim, or material restriction of any kind, including but not limited to any restriction on the use, voting, transfer, receipt of income, or other exercise of any attributes of ownership.

                  "Environmental Law" has the meaning set forth in ss.3(r).

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Excluded Assets" means all assets of Seller not specifically listed on Schedule 1.1 hereof.

                  "Excluded Group" means a "group" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act) that includes one or more Excluded Persons, provided however, that the voting power at all classes of stock of the Buyer or any parent company of Buyer "beneficially owned" (as such term is used in Rule 13d-3 promulgated under the Securities Act) by such Excluded Persons (without attribution to such Excluded Persons of ownership of other members of the "group") represents a majority of the voting power of all classes of stock beneficially owned" (as such term is used in Rule 13d-3 promulgated under the Securities Exchange Act) by such group.

                  "Excluded Persons" means Roy E. Crippen III and Sean Mann.

                  "Final Net Asset List" has the meaning set forth in ss.2(h).

                  "GAAP" means United States generally accepted accounting principles as in effect from time to time.

                  "Income Tax" means any federal, state, local, or foreign income tax, including any interest, penalty, or addition thereto, whether disputed or not.

                  "Income Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto.

                  "Intellectual Property" has the meaning set forth in ss.3(o).

                  "IT Services" has the meaning set forth in ss.5(h).

                  "Knowledge" means actual knowledge of officers of Seller, except Roy E. Crippen, Jill Christiansen-Mertens and Troy Walker.

                  "License Agreement" has the meaning set forth in ss.6(a)(vii)

                  "Multi-employer Plan" has the meaning set forth in ERISA Sec. 3(37).

                  "Net Asset/AR Note" has the meaning set forth in ss.2(c)(iii) hereof.

                  "Net Asset/AR Schedule" has the meaning set forth in ss.2(h) hereof

                  "Notes" means the Net Asset/AR Note, Senior Note and Subordinated Note.

                  "OEM Agreement" has the meaning set forth in ss.6(a)(viii).

                  "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

                  "Party" has the meaning set forth in the preface above.

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "PCRV Shares" means the 700,000 restricted shares of Powercerv Corporation common stock held by Buyer and to be transferred to Seller on the Closing Date.

                  "Permitted Encumbrances" means those Encumbrances of Seller disclosed to Buyer on Schedule 3(f) hereto.

                  "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

                  "Purchase Price" has the meaning set forth in ss.2(c) below.

                  "Reportable Event" has the meaning set forth in ERISA Sec.
4043.

                  "Securities Act" means the Securities Act of 1933, as amended

                  "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Security Agreement" has the meaning set forth in ss.6(b)
(viii).

                  "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

                  "Seller" has the meaning set forth in the preface above.

                  "Senior Note" shall have the meaning set forth in 2c(iii) below.

                  "Significant Contracts" means those significant contracts identified by the Parties at Closing.

                  "Subordinated Note" shall have the meaning set forth in 2(d)
(iv) below.

                  "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

                  "Termination Agreement" shall have the meaning set forth in ss.6(a)(v).

         2.       BASIC TRANSACTION.

                  (a) Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer, convey, and deliver to the Buyer, all of the Acquired Assets at the Closing for the consideration specified below in this ss.2.

                  (b) Assumption of Liabilities. On and subject to the terms and conditions of this Agreement, the Buyer agrees to assume and become responsible for all of the Assumed Liabilities at the Closing. The Buyer will not assume or have any responsibility, however, with respect to any other obligation or liability of the Seller not included within the definition of Assumed Liabilities.

                  (c) Allocation of Expenses. Operating expenses, including without limitation rent payable under real estate and equipment leases, staff commissions, unpaid vacation and holiday pay and rebates to customers for which bills are received or payment became due after the Closing Date with respect to periods both prior to and after the Closing Date will be allocated to each of the Seller and the Buyer on a pro-rata basis according to the ratio of pre-Closing Date days to post-Closing Date days. The parties shall cooperate to promptly allocate such expense between the Parties and make appropriate payment.

                  (d) Purchase Price. The Buyer agrees to pay Seller the aggregate purchase price ("Purchase Price") as follows:

                           (i) a payment of Two Million Four Hundred Fifty-Five Thousand Dollars and 00/100 ($2,455,000) in United States Dollars via wire transfer of immediately available funds to an account specified by Seller;

                           (ii) delivery of stock certificates evidencing the PCRV Shares endorsed to Seller's parent, PowerCerv Corporation (the Parties agree that the fair market value of the PCRV Shares is One Million Five Hundred Seventy-Five Dollars ($1,575,000));

                           (iii) delivery of a senior secured promissory note bearing no interest in an amount up to One Million Eight Hundred Sixty Thousand Dollars ($1,860,000) representing seventy-five percent (75%) of the face value of the Accounts Receivable and One Hundred Percent (100%) of the estimated book value of the net assets of the Business as of the Closing Date ("Net Asset/AR Note"), the form of which is attached hereto as Exhibit A, the final valuation of the Accounts Receivable and book value of the net assets described above shall be pursuant to ss. 2(h) below, the Net Asset/AR Note is payable in full on the earlier of the date of a Change of Control of Buyer or June 30, 1999.

                           (iv) delivery of a senior secured promissory note in the amount of Two Million Eight Hundred Fifty Thousand Dollars and 00/100 ($2,850,000) ("Senior Note") payable to Seller in full on the earlier of the date of a Change of Control of Buyer or June 30, 1999 and bearing interest at a rate of seven and one-half percent (7.5%) per annum, the form of which is attached hereto as Exhibit A1;

                           (v) a payment of Eight Hundred Fifty Thousand Dollars and 00/100 in United States Dollars ($850,000), represented by a subordinated promissory note ("Subordinated Note") payable to Seller and bearing interest at a rate of 4.56% per annum, the form of which is attached hereto as Exhibit B;

                  (e) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Holland & Knight LLP in Tampa, FL, commencing at 9:00 a.m. local time on the first business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the parties may mutually determine (the "Closing Date"); provided, however, that the Closing Date shall be no later than March 31, 1999. The Closing and transfer of the Acquired Assets shall be effective as of the close of business on March 31, 1999 ("Effective Time").

                  (f) Deliveries at the Closing. At the Closing, (i) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in ss.6(a) below; (ii) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in ss.6(b) below; (iii) the Seller will execute, acknowledge (if appropriate), and deliver to the Buyer assignments, bills of sale such other instruments of sale, transfer, conveyance and assignment as the Buyer and its counsel reasonably may request; (iv) the Buyer will execute, acknowledge (if appropriate), and deliver to the Seller an assumption and such other instruments of assumption or conveyance of the PCRV Shares as Seller and its counsel reasonably may request; and (v) the Buyer will deliver to the Seller the Purchase Price specified in ss.2(c) above.

                  (g) Allocation. The Parties agree to allocate the Purchase Price (and all other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) in accordance with the allocation schedule to be agreed to by the Parties after Closing.

                  (h) Assets and Accounts Receivable Valuation. On the date hereof, the Seller will provide Buyer with Schedule 1.1 hereof (Acquired Assets), which will include a list of all the assets of the Business. No later than thirty (30) days after the Closing Date, the Seller shall provide Buyer a schedule of all Accounts Receivable and net assets of the Business as of the Closing Date. ("Net Asset/AR Schedule") Such schedule will list each account and the amount of the receivable of the Business as of the Closing Date and will list each net asset of the Business and its net book value as of the Closing Date. Within thirty (30) days of Buyer's receipt of the Net Asset/AR Schedule, Buyer will provide Seller with written confirmation of the exact descriptions of the net assets Buyer has chosen to purchase from the Net Asset/AR Schedule ("Final Net Asset List"), provided, however, the parties understand that Buyer will purchase all of the Accounts Receivable on the Net Asset/AR Schedule for Seventy-five percent (75%) of the face value of such Accounts Receivable. The AR/Net Asset Schedule will be complete and accurate as of the Closing Date and shall be binding on the Parties as to the value of the Final Net Asset List and Accounts Receivable. The final amount of the Net Asset/AR Note shall be calculated from the Net Asset/AR Schedule. It is the intent of the Parties that Buyer will take all assets located at Chantilly, Virginia, Houston, Texas, Orlando, Florida and Troy, Michigan Seller locations ("Total Properties") and will take certain assets at Buyer's sole discretion, from Net Asset/AR Schedule hereof that are located at the Tampa, Florida and Minneapolis, Minnesota Seller locations ("Subdivided Properties" together with Total Properties the "Properties"). In the event Buyer decides that it wishes to return assets located at any of the Properties, Buyer agrees to pay shipping and insurance to return such asset(s) to Seller in Tampa, Florida. In the event Seller fails to include an asset located at a Total Property on the Net
Asset/AR Schedule, Buyer shall receive asset without further obligation to Seller. Prior to delivery of the Final Net Asset List to Seller, Buyer agrees that it will not purchase or agree to purchase any assets for the purpose of substituting for or replacing assets listed on the Net Asset/AR Schedule.

         3. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants to the Buyer that the statements contained in this ss.3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this ss.3.

                  (a) Organization of the Seller. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and is qualified to do business in all appropriate jurisdictions.

                  (b) Authorization of Transaction. The Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of the Seller have duly authorized the execution, delivery, and performance of this Agreement by the Seller. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions.

                  (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in ss.2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of the charter or bylaws of the Seller or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on the financial condition of the Business or on the ability of the Parties to consummate the transactions contemplated by this Agreement. The Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in ss.2 above), except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the financial condition of the Business or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

                  (d) Income Statement. Attached hereto as Schedule 3(d) are the accounting procedures agreed to by the Parties with respect to developing an income statement for the Business dated December 31, 1998 ("Accounting Procedures"). Buyer has enjoyed full and complete access to the books and records of the Business and full and complete access to the development of the Accounting Procedures. Conditioned upon the foregoing, the income statement of the Business, attached hereto as Schedule 3(d)-1 has been prepared in accordance with the Accounting Procedures and was prepared from the books and records of the Seller for the Business. Such books and records are complete and correct for such period in all material respects.

                  (e) Brokers' Fees. The Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

                  (f) Title to Tangible Assets. The Seller has good and marketable title to, or a valid leasehold interest in the Acquired Assets, free and clear of all Encumbrances, except those Permitted Encumbrances. All of the Acquired Assets, whether owned or leased, are in operating condition.

                  (g) Employees. Schedule 3(g) lists all full time employees of the Business as of the Closing Date and certain other employees, along with their hire date, position and current base salaries and specifies which employees are H1b candidates. Except as set forth on Schedule 3(g) -1, the Seller has complied in all material respects with all applicable laws, rules and regulations which relate to prices, wages, hours discrimination in employment and collective bargaining, and to the operations of the Business, and the Seller is not liable for any arrearages or any taxes or penalties for failure to comply with any of the foregoing. The Seller is not a party to, and the Business is not presently affected by, nor to the Seller's knowledge, has been threatened with, any dispute or controversy with any union.

                  (h) Significant Customers. Schedule 3(h) contains a true and correct list of the twenty largest customers of the Business and revenues therefrom for the twelve (12) month period ending December 31, 1998.

                  (i) Licenses and Permits. The Seller possesses all franchises, permits, licenses, certificates and consent required from any governmental or regulatory authority in order for the Seller to carry on the Business as currently conducted and to own and operate the properties and assets of the Business as now owned and operated.

                  (j) Legal Compliance. The Seller has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), except where the failure to comply would not have a material adverse effect upon the financial condition of the Business.

                  (k) Powers of Attorney. There are no outstanding powers of attorney executed by Seller on behalf of Business.

                  (l)      Employee Benefits.

                           (i) With respect to each Employee Benefit Plan that the Seller maintains or to which the Seller contributes:

                                    (A)      Each such Employee Benefit Plan
                  (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA and the Code, except where the failure to comply would not have a material adverse effect on the financial condition of the Business.

                                    (B)      All contributions (including all
                  employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                                    (C)      Each such Employee Benefit Plan
                  which is an Employee Pension Benefit Plan has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Code Sec. 401(a).

                                    (D)      As of the last day of the most
                  recent prior plan year, the market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multi-employer Plan) equaled or exceeded the present value of liabilities thereunder (determined in accordance with then current funding assumptions).

                           (ii) With respect to each Employee Benefit Plan that any of the Seller and its Subsidiaries maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

                                    (A)      No such Employee Benefit Plan
                  which is an Employee Pension Benefit Plan (other than any Multi-employer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multi-employer Plan) has been instituted.

                                    (B)      No action, suit, proceeding,
                  hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending, except where the action, suit, proceeding, hearing, or investigation would not have a material adverse effect on the financial condition of the Seller taken as a whole.

                                    (C)      The Seller has not incurred any
                  liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                  (m) Insurance. The Seller is, and will be through the Closing Date, insured in respect of the Acquired Assets, such insurance coverage will remain in full force and effect with respect to all Acquired Assets until the Closing Date.

                  (n) Contracts. Seller's written services agreements with its customers ("Customer Contracts"), which involve obligations of Seller of $10,000 or more and which have not already expired by their terms or are not otherwise in a non-active or dormant status, are in full force and effect and enforceable in accordance with their terms, except to the extent that the enforceability thereof may be subject to or attached by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws relating to or affecting the rights of creditors generally or consent is required and has not been obtained as of Closing. Seller's written leases or written commitments ("Contracts"), which involve obligations of Seller of $10,000 or more and which have not already expired by their terms or are not otherwise in a non-active or dormant status, are in full force and effect and enforceable in accordance with their terms, except to the extent that the enforceability thereof may be subject to or attached by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws relating to or affecting the rights of creditors generally or consent is required and has not been obtained as of Closing. To the Knowledge of the Seller, Seller and each other party thereto has materially performed all the obligations required to be performed by it, has received no notice of default and is not in default (with due notice or lapse of time or both) under any of the contracts. The Seller has no present expectation or intention of not fully performing all its obligations under each of the contracts, and the Seller has no Knowledge of any material breach or anticipated material breach by the other party to any of the contracts to which the Seller is a party other than late payments and customer consents for assignment of agreements. To Seller's Knowledge, none of the Customer Contracts or other Contracts has been terminated and to Seller's Knowledge, no party has threatened to terminate any such contracts.

                  (o)      Intellectual Property. Except as set forth on
Schedule 3(o), described in the License Agreement, and the OEM Agreement and commercial software licensed for use on personal computers, there are no other patents, software licenses, know-how licenses, tradename, trademarks, copyrights, inventions, service marks, trademark registrations and applications, service mark registrations and applications, and copyright registrations and applications, trade secrets or other confidential proprietary information owned or used by Seller in the operation of the Business ("Intellectual Property").

                  (p) Taxes. Except as set forth on Schedule 3(p), all federal, state, local and foreign tax returns and tax reports required to be filed by the Seller in connection with the conduct of the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed and all amounts shown as owing thereon have been paid. All taxes in connection with the conduct of the Business (including, without limitation, income, accumulated earnings, property, sales, use, franchise, excise, license, value added, fuel, employees' income withholding and social security taxes) which have become due, payable or are required to be collected by the Seller or are otherwise attributable to any periods ending before the Closing Date and all interest and penalties thereon, whether disputed or not, have been paid or will be paid in full or adequately reflected on the Seller's books and records in accordance with generally accepted accounting principles on or prior to the Closing Date. Except as set forth on Schedule 3(p), all deposits required by law to be made by the Seller in connection with the conduct of the Business with respect to employees' withholding taxes have been duly made, and as of the Closing Date all such deposits due will have been made.

                  (q) Litigation. Except as set forth on Schedule 3(q), there is no (i) action, suit, claim, proceeding or investigation pending or, to the Knowledge of the Seller, threatened against or affecting the conduct of the Business (whether or not the Seller is a party or prospective party thereto), at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and (ii) governmental inquiry pending or threatened against or involving the conduct of the Business.

                  (r) Environmental Matters. The Seller is in material compliance with all applicable federal, state and local laws, rules, regulations, ordinances and requirements relating to the environment ("Environmental Laws"). (i) No "Hazardous Wastes" (as hereinafter defined) have ever been generated, transported, treated, stored, released or disposed of by Seller on any of the leased facilities, (ii) the Seller has not transported nor disposed or caused or permitted any person to transport or dispose of any Hazardous Wastes other than in accordance with all Environmental Laws, and
(iii) to the Knowledge of the Seller, no asbestos, PCBs or other Hazardous Wastes or any petroleum product or constituents thereof is present on, in or under any of the Seller's leased facilities. "Hazardous Wastes" for purposes of this Agreement shall include, without limitation: (i) hazardous substances or hazardous wastes, as those terms are defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., and any other applicable federal, state or local law, rule, regulation, ordinance or requirement, all as amended or hereafter amended; (ii) petroleum, including without limitation crude oil or any fraction thereof which is liquid at standard conditions of temperature and pressure; (iii) any radioactive material, including without limitation any source, special nuclear, or by-product material as defined in 42 U.S.C. Section 2011 et seq.; and (iv) asbestos or any asbestiform minerals in any form or condition.

                  (s) Notes. The Seller understands that the Net Asset/AR Note, the Senior Note and the Subordinated Note have not been and will not be registered under the Securities Act or under any state securities law, and are being offered and sold in reliance upon federal and state exemptions for transactions involving any public offering, (ii) is acquiring the Notes solely for its own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Notes, and (v) is able to bear the economic risk and lack of liquidity inherent in holding the Notes.

                  (t) Accounts Receivable. The Accounts Receivable arose in the ordinary course of the Business. Attached hereto as Schedule 3(t) are the Accounts Receivable as of December 31, 1998 and such Schedule is complete and correct as of the date hereof.

         4. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Seller that the statements contained in this ss.4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.4).

                  (a) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                  (b) Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

                  (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in ss.2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in ss.2 above).

                  (d) Brokers' Fees. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

                  (e) Title to PCRV Shares. As of the date hereof, Buyer has (and upon consummation of the transfer of the shares hereunder Seller will acquire) good and valid title to the PCRV Shares free and clear of all Encumbrances.

                  (f) Financing. Buyer will have available on the Closing Date sufficient funds to consummate the transaction and will have on the Closing Date binding commitments for sufficient funds to pay all obligations pursuant to the Notes.

                  (g) Litigation. Except as set forth on Schedule 4(g), to the Buyer's knowledge there is no action, suit, claim, proceeding or investigation pending or, to the threatened against or affecting the conduct of Buyer or its properties.

         5.       COVENANTS. The Parties agree as follows:

                  (a) General. Each of the Parties will use its reasonable best efforts to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in ss.6 below).

                  (b) Notices and Consents. The Seller will give all notices to third parties, and the Seller will use its reasonable best efforts to obtain any third party consents. If any of the contracts or leases to be acquired or assumed by Buyer hereunder, require the consent of a third party, and if such consent has not been obtained by the Closing Date, Seller (i) shall use its best efforts within the thirty (30) days after the Closing Date, or longer period as mutually agreed upon by the Parties, to promptly obtain and secure any and all consents necessary to effect the valid transfer and assignment of the same to Buyer and Buyer shall assist and cooperate with Seller in obtaining such required consents, and (ii) shall cooperate with Buyer in any reasonable arrangement, which will provide for Buyer the immediate benefits under such contract or lease provided that Buyer pay the cost under such contract or lease and Seller is not in breach or violation of such contract or lease by engaging in such conduct.

                  (c) Leased Employees, Office Locations. Buyer hereby agrees to assume any and all liabilities with respect to any employees leased to Buyer in connection with this transaction and with respect to Buyer's use of any of Seller's Properties.

                  (d) Operation of Business. The Seller will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Seller shall cooperate in all reasonable respects with and assist Buyer in order to provide an efficient transfer of the control and management of the Business.

                  (e) Full Access. The Seller will permit representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Seller, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to the Business. The Buyer will treat and hold as such any Confidential Information it receives from the Seller in the course of the reviews contemplated by this ss.5(e), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to the Seller all tangible embodiments (and all copies) of the Confidential Information which are in its possession. Buyer and Seller will continue to abide by the terms of that certain Reciprocal Nondisclosure Agreement dated September 23, 1998 between the Parties.

                  (f) Closing Date Income Statement. No later than May 15th, Seller shall provide Buyer an Income Statement of the Business, for the period ending on the Closing Date, ("Closing Date Income Statement") prepared in accordance with the Accounting Procedures and from the books and records of the Seller for the Business, Seller shall arrange for Seller's auditors Ernst & Young LLP to review the Accounting Procedures used to prepare such Income Statement and such review shall be consistent with the review performed in connection with Schedule 3(d) hereof. Buyer will be responsible for any and all amounts due Ernst & Young for such review. The Closing Date Income Statement shall be prepared by the same person that prepared the Income Statement attached hereto as Schedule 3(d)-1 hereof.

                  (g) Tax Returns. The Seller shall prepare and timely file all of its required tax returns relating to the Business for periods ending prior to the Closing Date. The Seller shall be responsible for the payment of all taxes due for operation of the Business prior to the Closing Date. The
Buyer shall prepare and file all required tax returns relating to the Business for the period beginning on the Closing Date and Buyer shall be responsible for the payment of all taxes due for such period after the Closing Date.

                  (h) Noncompetition and Nondisclosure. For a period of 2 years from the Closing Date and without the prior written consent of a duly authorized officer of Buyer, Seller will not (a) engage in any "ground floor" application development consulting services, DBA consulting services or other IT general consulting services (collectively, the "IT Services") for any third party customer located in the United States, which IT Services are unrelated to Seller application products, other application products resold/OEM'd by Seller, or the products of any successor to Seller's interests (including but not limited to product modifications, customizations, enhancements, interfaces, implementations, education and training on or related to Seller, third party or their successors' application products), or (b) provide general education and training services (including but not limited to Sybase/PowerBuilder, Apptivity, or Java) to third party customers located in the United States which are unrelated to Seller application products, other application products resold/OEM'd by or the products of any successor to Seller interests. The Parties agree that, notwithstanding the foregoing, Seller may provide consulting services referenced above in subsection (a) to Seller application customers, customers who purchase other application products resold/OEM'd by Seller, application customer prospects in connection with application pre-sales efforts and/or the application customers of any successors in interest to Seller or its resellers/OEMs. Seller agrees to hold in confidence any and all Confidential Information of the Business.

                  (i) Employees. Buyer shall offer employment to all of the current employees of the Business, as Parties shall agree on employee list prior to Closing ("Employees") and Buyer will assume all liability for such Employees including any termination liability that would otherwise be Seller's liability due to the fact such Employee did not accept employment with Buyer or otherwise, including, but not limited to, any fees or charges related to any Employee's immigration status. Buyer shall be entitled to review such Employees' records. Seller shall cooperate with Buyer in connection with the interviewing and hiring of the existing employees of the Business. Buyer will not encourage the Employees to violate their obligations to Seller pursuant to their Noncompetition Agreements and provide notice to Seller of any such violations.

                  (j) Reciprocal No Hire Clause. Except as otherwise expressly set forth in this Agreement or with the prior written consent of the other Party hereto, neither Party may hire, solicit for hire or retain the services of the other Party's employees during the period such employee is employed by said Party and for six months after such employment terminates. In the event either Party terminates the covenant in this ss. 5(j) hereof, the breaching Party agrees that the damages to the other Party shall be two (2) times the subject employees' annual total compensation. Such damages shall be exclusive of the indemnification provisions in ss. 7 hereof.

                  (k) Cooperation. The Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other associate of the Business from maintaining the same business relationships with the Buyer after the Closing as it maintained with the Seller prior to the Closing.

                  (l) Books and Records. After the Closing Date, the Seller and Buyer shall provide such assistance and cooperation to each other and shall provide the other party such access to Seller's books and records as may be reasonably necessary to the continuation of the Business by the Buyer.

         6.       CONDITIONS TO OBLIGATION TO CLOSE.

                  (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                           (i) the representations and warranties set forth in ss.3 above shall be true and correct in all material respects at and as of the Closing Date;

                           (ii) the Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                           (iii) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

                           (iv) the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in ss.6(a)(i)-(iii) is satisfied in all respects;

                           (v)      Termination Agreement. The Seller and Roy
         E. Crippen, III shall have executed that certain Termination Agreement, ("Termination Agreement") in substantially the form attached hereto as Exhibit C.

                           (vi) Administrative Services Scope and Terms. The Seller and Buyer shall agree on the scope and payment terms of the Administrative Services Agreement, ("Administrative Services Agreement").

                           (vii) Software License Agreement. The Seller and Buyer shall execute that certain Software License Agreement, dated as of the Closing Date, ("License Agreement"), in the form attached hereto as Exhibit D and Buyer shall pay, on the Closing Date, to Seller, via wire transfer all fees associated with the License Agreement.

                           (viii) OEM Agreement. The Parties shall execute an OEM Agreement, dated as of the Closing Date ("OEM Agreement") in the form attached hereto as Exhibit E, and Buyer shall pay, on the Closing Date, to Seller, via wire transfer all fees associated with the OEM Agreement.

                           (ix) Closing Documents. The Seller shall have delivered all closing documents required by 6(a) hereof.

The Buyer may waive any condition specified in this ss.6(a) if it executes a writing so stating at or prior to the Closing.

                  (b) Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                           (i) the representations and warranties set forth in ss.4 above shall be true and correct in all material respects at and as of the Closing Date;

                           (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                           (iii) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

                           (iv) the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in ss.6(b)(i)-(iii) is satisfied in all respects;

                           (v)      Termination Agreement.  The Seller and Roy
         E. Crippen, III shall have executed the Termination Agreement, in substantially the form attached hereto as Exhibit C.

                           (vi) Administrative Services Scope and Terms. The Seller and Buyer shall agree on the scope and payment terms of the Administrative Services Agreement.

                           (vii) Software License Agreement. The Seller and Buyer shall execute License Agreement, dated as of the Closing Date, the form attached hereto as Exhibit D and shall pay on the Closing Date to Seller, via wire transfer all fees associated with the License Agreement.

                           (viii) OEM Agreement. The Parties shall execute an OEM Agreement, dated as of the Closing Date, in the form attached hereto as Exhibit E, and Buyer shall pay, on the Closing Date, to Seller, via wire transfer all fees associated with the OEM Agreement.

                           (viii) Security Agreement. The Seller shall have executed that certain Security Agreement providing Seller a first lien security interest in the Acquired Assets to secure the Senior Note ("Security Agreement"), in substantially the form attached hereto as Exhibit F.

                           (ix) Closing Documents. The Seller shall have delivered all closing documents required by 6(b) hereof.

                           (x) Fairness Opinion. The Seller shall have received a Fairness Opinion regarding the transaction contemplated by this Agreement, satisfactory to Seller from FAC Equities, a division of First Albany Corporation.

The Seller may waive any condition specified in this ss.6(b) if it executes a writing so stating at or prior to the Closing.

         7.       REMEDIES FOR BREACHES OF THIS AGREEMENT.

                  (a) Survival of Representations and Warranties. All of the representations and warranties of the Buyer and the Seller contained in this Agreement shall survive the Closing (unless the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of closing) and continue in full force for one year thereafter, except that claims, if any, asserted in writing prior to such first anniversary identified as a claim for indemnification pursuant to this ss.7 shall survive until finally resolved and satisfied in full; and employment-related, tax or environmental claims arising from a breach of ss.3(g), ss.3(p) or ss.3(r), respectively, shall survive for the full period of the applicable statute of limitations, and until finally resolved and satisfied in full if asserted on or prior to the expiration of any such period. The representations and warranties shall not be affected or otherwise diminished by any investigation at any time by or on behalf of the party for whose benefit such representations and warranties were made.

                  (b)      Indemnification Provisions for Benefit of the Buyer.

                           (i) In the event the Seller breaches any of its representations, warranties, and covenants contained in this Agreement, except breaches relating to Significant Contracts which are the subject of ss.7(b)(ii) or any person asserts a claim against, or liability or obligation of the Buyer (whether absolute, accrued, contingent or otherwise) relating to, or arising out of, the operation of the Business prior to the Closing Date or facts and circumstances existing prior to the Closing Date and relating specifically to the Business or the Seller, whether or not such liabilities, obligations or claims were known on such date, excluding any and all liabilities relating to or arising out of facts and circumstances relating to the Assumed Liabilities and Significant Contracts and, provided that the Buyer makes a written claim for indemnification against the Seller pursuant to ss.9(g) below within the applicable survival period pursuant to ss.7(a) above, then the Seller agrees to indemnify the Buyer (A) once the Buyer has suffered Adverse Consequences by reason of all such breaches in excess of a Twenty-Five Thousand Dollars ($25,000) aggregate deductible (after which point the Seller will be obligated only to indemnify the Buyer from and against further such Adverse Consequences); provided, however, that this limitation or "basket" shall not apply to any damages or claims arising in connection with fraud or willful misconduct of Seller or the representations and warranties with respect to title to the Acquired Assets, environmental matter and litigation as set forth in ss.3(f), ss.3(l) and ss.3(q) hereof respectively or thereafter (B) to the extent the Adverse Consequences the Buyer has suffered by reason of all such breaches exceeds a One Million Five Hundred Thousand Dollars ($1,500,000) aggregate ceiling (after which point the Seller will have no obligation to indemnify the Buyer from and against further such Adverse Consequences), provided, however, this aggregate ceiling on liability shall not apply to any damages or claims arising in connection with the fraud or willful misconduct of Seller.

                           (ii) In the event the Seller breaches any of its representations, warranties and covenants contained in this Agreement regarding solely and exclusively the Significant Contracts only or any person asserts a claim against, or liability or obligation of the Buyer (whether absolute, accrued, contingent or otherwise) relating to, or arising out of facts and circumstances existing prior to the Closing Date and relating specifically and exclusively to the Significant Contracts only, whether or not such liabilities, obligations or claims were known on such date, excluding any and all liabilities relating to or arising out of facts and circumstances relating to any matters of Business or Seller other than the Significant Contracts as specified in this ss.7(b)(ii), and, provided that Buyer makes a written claim for indemnification against the Seller pursuant to ss.9(g) below within the applicable survival period pursuant to ss.7(a) above, then Seller agrees to indemnify the Buyer (A) once the Buyer has suffered Adverse Consequences by reason of all such breaches in excess of a Thirty-Five Thousand Dollars ($35,000) aggregate deductible (after which point the Seller will be obligated only to indemnify the Buyer from and against further such Adverse Consequences);

                  provided, however, that this limitation or "basket" shall not apply to any damages or claims arising in connection with fraud or willful misconduct by Seller or representations and warranties with respect to title to the Acquired Assets, environmental matters and litigation as set for in ss.3(f), ss.3(q) and ss.3(r) hereof respectfully or thereafter (B) to the extent the Adverse Consequences the Buyer has suffered by reason of all such breaches exceeds a Three Million Dollar ($3,000,000) aggregate ceiling (after which point the Seller will have no obligation to indemnify the Buyer from and against such Adverse Consequences).

                  (c) Indemnification Provisions for Benefit of the Seller. In the event the Buyer breaches any of its representations, warranties, and covenants contained in this Agreement, or any person asserts a claim against, or liability or obligation of the Seller (whether absolute, accrued, contingent or otherwise) relating to, or arising out of, the operation of the Business subsequent to the Closing Date, provided that the Seller makes a written claim for indemnification against the Buyer pursuant to ss.9(g) below within the applicable survival period pursuant to ss.7(a) above, then the Buyer agrees to indemnify the Seller once the Seller has suffered Adverse Consequences by reason of all such breaches in excess of a Twenty-Five Thousand Dollar
($25,000) aggregate deductible (after which point the Buyer will be obligated to indemnify the Seller from and against further such Adverse Consequences), provided, however, that this limitation or "basket" shall not apply to any damages or claims arising in connection with the fraud or willful misconduct of Buyer or thereafter (B) to the extent the Adverse Consequences the Seller has suffered by reason of all such breaches exceeds a One Million Five Hundred Thousand Dollar ($1,500,000) aggregate ceiling (after which point the Buyer will have no obligation to indemnify the Seller from and against further such Adverse Consequences); provided, however, that this aggregate ceiling on liability shall not apply to any damages or claims arising in connection with any Assumed Liabilities or the fraud or willful misconduct of Buyer; provided further, that this aggregate ceiling on liability shall have no effect on the payment of the Notes, except as otherwise set forth in ss.7(g) hereof.

                  (d)      Matters Involving Third Parties.

                           (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the other Party (the "Indemnifying Party") under this ss.7, then the Indemnified Party shall promptly (and in any event within five business days after receiving notice of the Third Party Claim) notify the Indemnifying Party thereof in writing.

                           (ii) The Indemnifying Party will have the right at any time to assume and thereafter conduct the defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon the Indemnified Party.

                           (iii) Unless and until the Indemnifying Party assumes the defense of the Third Party Claim as provided in ss.7(d)(ii) above, however, the Indemnified Party may defend against the Third Party Claim in any manner it reasonably may deem appropriate.

                           (iv) In no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably).

                  (e) Determination of Adverse Consequences. The Parties shall make appropriate adjustments for tax benefits and insurance coverage and take into account the time cost of money in determining Adverse Consequences for purposes of this ss.7. All indemnification payments under this ss.7 shall be deemed adjustments to the Purchase Price.

                  (f) Other Indemnification Provisions. Except as otherwise provided herein, the indemnification provisions in this ss.7 shall be the exclusive remedy of the Buyer and Seller for any breach by either party of the representations and warranties in this Agreement.

                  (g) Offset. The Seller acknowledges and agrees that the Buyer shall be entitled to offset any indemnity claim under ss.7(b) against any payment due to the Seller under the Subordinated Note. The Buyer shall deliver to the Seller written notice not less than thirty
         (30) days prior to exercising its right of offset pursuant to this ss.7(g), which notice shall set forth in reasonable detail the Buyer's basis for exercising its right of offset and the amount of the proposed offset. If within thirty (30) days of receiving the Buyer's notice of its intent to exercise its right of offset Seller delivers to the Buyer written notice setting forth Seller's objection to the Buyer's exercise of its right of offset, then the Buyer shall place into an interest-bearing escrow account the amount of the proposed offset, which amount, along with all accrued interest, shall be distributed to the Buyer or the Seller or both, as appropriate, upon resolution of such dispute or upon the written consent of the Buyer and the Seller. Neither the exercise of nor the failure to give a notice of a claim shall constitute an election of remedies nor limit indemnitee in any manner in the enforcement or any other remedies that may be available to it.

         8.       TERMINATION.

                  (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

                           (i) the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

                           (ii) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing in the event the Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect and the Buyer has notified the Seller of the breach.

                           (iii) the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect and the Seller has notified the Buyer of the breach.

                           (iv) the Agreement shall terminate automatically should the Closing not occur on or before March 31, 1999 for any reason; and

                  (b) Effect of Termination. If any Party terminates this Agreement pursuant to ss.8(a) above, or the Agreement terminates on its own terms pursuant to ss.8(a)(iv) above, all rights and obligations of the Parties hereunder shall terminate without any liability of either party to the other (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in ss.5(e) above shall survive termination.

         9.       MISCELLANEOUS.

                  (a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

                  (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

                  (c) Entire Agreement. This Agreement (including the documents referred to herein) and the Schedules and Exhibits referenced herein and attached hereto constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

                  (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party, provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

                  (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                  (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                  If to the Seller:         PowerCerv Technologies Corporation
                                            400 N. Ashley Drive, Suite 2700
                                            Tampa, Florida 33602
                                            Attn:  Stephen M. Wagman, Esq.
                                            Fax:  813/226-2600

                  Copy to:                  Holland & Knight, LLP
                                            400 N. Ashley Drive, Suite 2300
                                            Tampa, Florida 33602
                                            Attn:  K. Patrick Meehan, Esq.
                                            Fax:  813/229-0134

                  If to the Buyer:          R.O.I. Consulting, Inc.
                                            404 N. 4th Street, Suite 3
                                            Jacksonville, Florida 32250
                                            Attn: Sean D. Mann, President
                                            Fax: (904) 241-6089

                  Copy to:                  Stites & Harbison
                                            400 W. Market Street, Suite 1800
                                            Louisville, Kentucky 40202
                                            Attn:  Cynthia L. Coffee, Esq.
                                            Fax:  (502) 587-6391

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

                  (h) Specific Performance. The transactions contemplated by this Agreement are unique. Accordingly, each of the parties acknowledges and agrees that, in addition to any other remedies to which it may be entitled, each of the parties hereto is entitled to a decree of specific performance, provided such party is not in material default hereunder.

                  (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Florida. Any and all legal actions brought pursuant to this Agreement shall be filed in Circuit Court of the Thirteenth (13th) Judicial District in and for Hillsborough County, FL.

                  (j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                  (l) Expenses. Each of the Buyer and the Seller will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

                  (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

                  (n) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                  (o) Employee Benefits Matters. The Seller will retain at and as of the Closing each of the Employee Benefit Plans that the Seller currently maintains and each trust, insurance contract, annuity contract, or other funding arrangement that the Seller has established with respect thereto. The Buyer will not assume any responsibility or liability for the Employee Benefit Plans.

                                     * * *

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


                               R.O.I. CONSULTING, INC.


                               By:
                                  ------------------------------
                               Title:   Sean D. Mann, President
                                     ------------------------------------------



                               POWERCERV TECHNOLOGIES CORPORATION


                               By:
                                  ------------------------------
                               Title: Marc J. Fratello, Chief Executive Officer
                                      -----------------------------------------